Exhibit 8.2

                                 August 2, 1996

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia  23060

        Re:    Saxon Asset Securities Company
               Asset Backed Certificates, Series 1996-1
               Registration Statement on Form S-3 No. 333-4127

Ladies and Gentlemen:

        We have acted as counsel to Saxon Asset Securities Company in connection with certain matters relating to the preparation and filing of the registration statement No. 333-4127 on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the form of Prospectus dated August 2, 1996 (the "Prospectus"), included in the Registration Statement. In respect of Asset Backed Certificates, Series 1996-1 (the "Certificates"), assuming (i) a REMIC election is made, (ii) the related Trust Agreement ( the "Trust Agreement") is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transaction described in the related prospectus supplement is completed on substantially the terms and conditions set forth therein and (iv) compliance with the Trust Agreement, it is our opinion that for federal income tax purposes the Trust Estate , as defined in the Trust Agreement, will be treated as a REMIC each Class of the Class A Certificates will be treated as "regular interests" in the REMIC and will be treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. The discussion of "REMIC Certificates" under "Certain Federal Income Tax Consequences" in the Prospectus, subject to the two introductory paragraphs of that section, and under "Certain Federal Income Tax Consequences -- REMIC Elections" in the related prospectus supplement presents our opinion as to the material tax issues relating to an investment in the Class A Certificates.

        We hereby consent to the filing of this letter as Exhibit 8.2 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Certain Federal Income Tax Consequences."

                                    Very truly yours,

                                    Arter & Hadden